UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2009
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-27312 (Commission File Number)	25-1537134 (IRS Employer Identification Number)
493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 820-1400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 8.01 Other Events
At a meeting of the Company’s Board of Directors held on October 19, 2009, at the recommendation of the Compensation Committee, the Board of Directors unanimously adopted a new compensation program for non-employee directors of the Company.
Under the newly adopted program, effective October 19, 2009, non-employee directors will receive annual compensation comprised of the following elements:
•	A retainer of $20,000, payable in cash;
•	Restricted stock under Company’s 2006 Long-Term Incentive Compensation Plan (the “2006 Plan”) having a market value of $35,000 on the date of grant, based on the fair market value (as defined in the 2006 Plan) of a share of the Company’s stock on such date, subject to a one-year period of restriction; and
•	Retainers of $10,000 and $7,500, respectively, for the Chairperson of the Audit and Compensation Committees, payable in cash, and a cash retainer of $5,000 for the Chairperson of each of the Corporate Governance and Investment Committees.
Under the newly adopted program, as compared with the Board’s prior compensation program, the Board reduced the annual cash retainer payable to non-employee directors by $10,000, and reduced the annual cash retainers paid to the Chairpersons of the Audit, Compensation, Corporate Governance and Investment Committees by $2,500 for each Committee. In addition, the Board has eliminated per-meeting fees for the Board and all of its Committees.
The equity component of non-employee director compensation has been increased under the new program as compared with the Board’s prior non-employee director compensation practices. In establishing the new program, the Board determined to weight the equity component of the total annual compensation paid to non-employee directors more heavily than the cash component in an effort to align the interests of the directors more closely with the interests of shareholders. In connection with the adoption of the program, the Board established guidelines for Company stock ownership by non-employee directors. Per the Board-approved guidelines, non-employee directors should endeavor to acquire and maintain ownership of Company stock valued at three times the annual cash retainer paid to non-employee directors. The guidelines allow five years for directors to achieve the targeted stock ownership.
Effective with the October 19, 2009 Board meeting, the equity component of the annual compensation for non-employee directors will be granted on the date of the regularly scheduled meeting of the Board held in October of each year, and the annual cash retainers will be paid in equal quarterly installments.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNICATIONS, INC.
	By:	/s/ Jennifer M. Reinke
Jennifer M. Reinke
Dated: October 21, 2009		Assistant General Counsel and Assistant Secretary